UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                     July 3, 2014

      ORION FUTURES FUND L.P.

(Exact name of registrant as specified in its charter)

              New York                                                                          0-50271                                                                 22-3644546
(State or other                                                                 (Commission File                                                         (IRS Employer
jurisdiction of                                                                      Number)                                                            Identification No.)
incorporation)

c/o Ceres Managed Futures LLC

522 Fifth Avenue - 14th Floor

New York, New York 10036

(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:                                                                                                 (855) 672-4468

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Amended and Restated Management Agreement

Ceres Managed Futures LLC, the general partner of the Registrant, and the Registrant have entered into an amended and restated management agreement dated as of July 3, 2014 (the “Amended and Restated Management Agreement”) with Winton Capital Management Limited (the “Advisor”), a company registered in England and Wales, pursuant to which the Advisor shall manage the portion of the Registrant’s assets allocated to it.

The Amended and Restated Management Agreement includes various changes to the previous agreement. Such changes include amendments to the termination events, additional confidentiality provisions, changes to the indemnification provided to the Advisor, modifications to the representations and warranties provided by both the Advisor and the Registrant and various other revisions.  There have been no changes to the Advisor’s monthly management fee or quarterly incentive fee.

The Amended and Restated Agreement is filed herewith as exhibit 10.2.

Item 9.01      Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibit is filed herewith.

Exhibit No.	Description
10.2	Amended and Restated Management Agreement dated July 3, 2014, by and among the registrant, Ceres Managed Futures LLC and Winton Capital Management Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION FUTURES FUND L.P.

By: Ceres Managed Futures LLC, General Partner

By:       /s/Alper Daglioglu
            Alper Daglioglu
            President and Director

Date:  July 9, 2014

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